Ellington Credit Company N-2

Exhibit (h)(1)

ELLINGTON CREDIT COMPANY

[       ] Common Shares of Beneficial Interest

No Par Value

UNDERWRITING AGREEMENT

[       ]

[Representative]

[Address]

Ladies and Gentlemen:

Ellington Credit Company, a Delaware statutory trust (the “Company”), is a non-diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Ellington Credit Company Management LLC, a Delaware limited liability company (the “Investment Adviser”), acts as the Company’s investment adviser. Ellington Credit Company Administration LLC, a Delaware limited liability company (the “Administrator”), acts as the Company’s administrator. The Company proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] of its common shares of beneficial interest, no par value (the “Firm Shares”; such common shares of beneficial interest of the Company, the “Common Shares”). In addition, solely for the purpose of covering over-allotments, the Company also proposes to grant to the several Underwriters the option to purchase from the Company up to an additional [●] Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” [●] (the “Representative”) will act as managing representative for the Underwriters in connection with the issuance and sale of the Shares.

The Investment Adviser acts as the Company’s investment adviser pursuant to an Investment Advisory Agreement by and between the Company and the Investment Adviser, dated as of April 1, 2025 (the “Investment Advisory Agreement”). The Bank of New York Mellon Trust Company, National Association, acts as the custodian of the Company’s cash and portfolio assets pursuant to a Custody Agreement dated as of April 1, 2025 (the “Custody Agreement”). Equiniti Trust Company, LLC acts as the Company’s distribution paying agent, registrar and transfer agent (the “Transfer Agent”) pursuant to a Transfer Agent Agreement dated as of April 1, 2025 (the “Transfer Agent Agreement”). The Administrator acts as the Company’s administrator pursuant to an Administration Agreement dated as of April 1, 2025 (the “Administration Agreement”). Collectively, the Investment Advisory Agreement, the Custody Agreement, the Administration Agreement and the Transfer Agent Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which distributions declared on Common Shares will be automatically reinvested in additional Common Shares unless a holder elects to receive such distributions in cash.

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the ” Acts,” and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Acts and under the Securities Exchange Act of 1934, as amended (the ” Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

The Company has filed with the Commission a registration statement on Form N-2 (File Nos. [       ] and 811-[       ]) covering the registration of the Shares under the Securities Act, including the related preliminary prospectus or prospectuses and a notification on Form N-8A (the ” Notification”) of registration of the Company as an investment company under the Investment Company Act and the Rules and Regulations. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A of the Rules and Regulations is hereinafter referred to as the “Registration Statement “; the prospectus first used by the Company to confirm sales of the Shares in the form filed with the Commission in accordance with Rule 497 of the Rules and Regulations is hereinafter referred to as the “Prospectus”; any prospectus delivered to any person by the Company, the Investment Adviser or at the direction of the Company or the Investment Adviser by any agent or affiliate thereof before such Registration Statement became effective, and any prospectus that omitted the information included in any such prospectus that was omitted from such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A of the Rules and Regulations that was delivered after such effectiveness and prior to the execution and delivery of this Agreement is hereinafter referred to as a “preliminary prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) of the Rules and Regulations (the “Rule 462 Registration Statement “), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

For purposes of this Agreement, “Omitting Prospectus ” means any written advertisement used with the written consent of the Company in the public offering of the Shares and filed pursuant to Rule 482 of the Rules and Regulations (“Rule 482”). “Time of Sale Prospectus ” means, as of the Applicable Time (as defined below), the preliminary prospectus, dated [ ] (the “Preliminary Prospectus”), together with the pricing information set forth on Schedule II hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the offering) and each Omitting Prospectus identified on Schedule III hereto as a Retail Omitting Prospectus, all considered together. As used herein, the terms “Registration Statement ,” “Preliminary Prospectus,” “Time of Sale Prospectus ” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the “Effective Date ” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

As used in this Agreement, “business day ” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “ or,” as used herein, is not exclusive.

“Applicable Time” means [       ] [A.M.] / [P.M.] (New York City time) on [       ] or such other time as agreed by the Company and the Representative.

1.  Representations and Warranties of the Company, the Investment Adviser and the Administrator. The Company, the Investment Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the date hereof, the Applicable Time and the Closing Date (as defined below) (and, if any Additional Shares are purchased, at the Option Closing Date (as defined below)), as follows:

(a) The Registration Statement has been filed with, and declared effective by, the Commission; No notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto or the use of the Preliminary Prospectus or the Prospectus has been received by the Company; No stop order suspending the effectiveness of the Registration Statement is in effect, and No proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered or to be delivered to the Underwriters for use in connection with this offering were and will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(b) At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became or becomes effective and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), the Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus.

(c) The Company (i) has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware; (ii) has full trust power and authority to own, lease and operate its properties and assets, to conduct its business and other activities conducted by it as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Company (a “ Company Material Adverse Effect”); and (iv) each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business in each jurisdiction where required, except where the failure to be so organized, existing, in good standing or qualified would not have a Company Material Adverse Effect.

(d) The capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable (except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Agreement against payment therefor as provided by this Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable. The issuance of the Shares has been undertaken in compliance with all applicable federal and state securities laws. No person is entitled to any preemptive or other similar rights with respect to the issuance of the Shares. Other than as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, No options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of beneficial interest in or other ownership interests of the Company are outstanding.

(e) The Company is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company, and, subject to the filing of any final amendment to the Registration Statement, if not already filed, all action under the Acts necessary to make the public offering and consummate the sale of the Shares as provided in this Agreement has or will have been taken by the Company; the provisions of the Certificate of Trust and the Amended and Restated Declaration of Trust of the Company, each as amended to date (collectively, the “Trust Documents”), and the Amended and Restated By-Laws of the Company, as amended to date (the “Bylaws”) comply with the requirements of the Investment Company Act.

(f) The Company has full trust power and authority to enter into each of this Agreement and the Company Agreements and to perform all of the terms and provisions hereof and thereof to be carried out by it. The Company has adopted the Dividend Reinvestment Plan. Each Company Agreement (i) has been duly and validly authorized, executed and delivered by or on behalf of the Company, (ii) complies with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act ”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by U.S. bankruptcy, insolvency and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity thereunder may be limited by federal or state securities laws.

(g) The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, No person is serving or acting as an officer or trustee of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement, to the Company’s knowledge, the Time of Sale Prospectus and the Prospectus, No trustee of the Company is an “interested person” of the Company or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(h) [Reserved.]

(i) None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each Company Agreement or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the Trust Documents or the Bylaws, (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company, or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that No representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(j) No consent, approval, authorization, order or permit of, notification to, license from, or qualification with, any federal, state, local or foreign court or governmental or regulatory body, agency, commission, board or authority, or any self-regulatory organization or court or other tribunal, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required to be obtained by the Company prior to the Closing Date for the consummation by the Company of the transactions to be performed by the Company or the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required (and shall be obtained prior to commencement of the transactions contemplated by this Agreement) by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc., including legacy NASD rules (“ FINRA”) or the NYSE, (iii) the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (x) a Company Material Adverse Effect nor (y) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(k) The authorized Common Shares of the Company conform in all material respects to the description thereof under the heading “Description of the Fund’s Common Shares” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and this Agreement, the Trust Documents, the Bylaws, the Company Agreements and the Dividend Reinvestment Plan conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) This Agreement, the Trust Documents and the Bylaws, and the Company Agreements comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s shareholders and the Board of Trustees of the Company (the “ Board of Trustees”) have been obtained and are in full force and effect.

(m) The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and No event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(n) The Company has filed a registration statement on Form 8-A pursuant to Section 12(b) of the Exchange Act, and the Form 8-A is effective.

(o) Each Omitting Prospectus (i) complies in all material respects with the requirements of Rule 482; (ii) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of FINRA, as applicable; and (iv) the client brochure, which is the only Omitting Prospectus required to be filed with FINRA, has been delivered to the Underwriters to be filed with FINRA and FINRA has issued a letter stating such Omitting Prospectus is consistent with applicable standards with respect thereto. Except for the Omitting Prospectuses identified on Schedule III hereto, the Company has not prepared, used or referred to and will not, without the Underwriters’ prior consent, prepare, use or refer to any Omitting Prospectus.

(p) The questionnaires relating to FINRA Rule 5110 provided to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (Rules 5100 or 5110) are, to the Company’s knowledge, true and correct in all material respects.

(q) There are No legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have (A) a Company Material Adverse Effect or (B) a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(r) The statements in the Registration Statement and the Time of Sale Prospectus under the headings “Prospectus Summary,” “The Adviser and the Administrator,” “Regulation as a Closed-End Management Investment Company,” “Dividend Reinvestment Plan,” “U.S. Federal Income Tax Matters,” “Description of the Fund’s Securities” and “Description of the Fund’s Common Shares,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(s) The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(t) Each of the Preliminary Prospectus, the Registration Statement and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.

(u) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the schedule of investments and the related notes thereto (collectively, the “ Company Financial Statements”), present fairly the financial condition of the Company as of the dates or for the periods indicated, comply as to form with the applicable requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) (except as otherwise noted therein). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP (except as otherwise noted therein) the information required to be stated therein. PricewaterhouseCoopers LLP (“ PwC”), whose report appears in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who have certified the audited Company Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations and is registered with the Public Company Accounting Oversight Board.

(v) There are No material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than as described therein.

(w) Neither the Company nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule III hereto. All other promotional material (including “road show slides” or “road show scripts”) prepared by the Company or the Investment Adviser for use in connection with the offering and sale of the Shares (“Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All advertisements authorized by the Company in writing for use in the offering of the Shares complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA, including legacy NASD rules, and there are No such advertisements other than (A) the Omitting Prospectuses identified in Schedule III hereto and (B) any advertisement that complies with Rule 135a of the Rules and Regulations.

(x) There are No contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(y) The expenses summary information set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus in the “Fees and Expenses” table has been prepared in all material respects in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based.

(z) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has been No adverse change in the condition (financial or otherwise), business, prospects, management, properties, net assets or results of operations of the Company, whether or not arising in the ordinary course of business, that would, individually or in the aggregate, constitute a Company Material Adverse Effect or be reasonably likely to result in a Company Material Adverse Effect; (ii) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares, other than ordinary and customary dividends; and (iv) there has not been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(aa) The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(bb) To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been No failure on the part of the Company and its officers and trustees, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (A) No material weakness in the Company’s internal control over financial reporting (whether or not remediated); (B) No fraud, whether or not material, that involves management or employees who have a role in the Company’s internal controls; and (C) No change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company under applicable Commission rules and forms is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, and such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

(ee) The Company’s Board of Trustees has validly appointed an audit committee whose composition satisfies the applicable requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual.

(ff) Neither the Company nor, to the knowledge of the Company, any employee nor agent of the Company has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(gg) Any statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Road Show Materials are based on or derived from sources that the Company believes to be reliable and accurate, and all such data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Road Show Materials accurately reflects the materials upon which it is based or from which it was derived.

(hh) The Company has complied in all material respects with the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA, including legacy NASD rules, in connection with advertisements used in the offering, and there are no such advertisements other than (A) the Omitting Prospectuses identified in Schedule III hereto and (B) any advertisement that complies with Rule 134 or Rule 135 under the Securities Act. The Company has obtained for the benefit of the Underwriters a lock-up agreement (a “Lock-Up Agreement”), in the form of Exhibit B hereto, from each of the individuals and entities set forth on Schedule IV hereto. As of the date of this Agreement, Schedule IV hereto contains a true, complete and correct list of all trustees and officers of the Company and certain other persons who are affiliated with the Company or the Investment Adviser as agreed to between the Company and the Underwriters.

(ii) There are No contracts, franchises or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(jj) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws ”) and No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee or affiliate of the Company or any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser and the Administrator, and to the knowledge of the Company, the Investment Adviser or the Administrator, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee or affiliate of the Company or any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is (i) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“ OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is subject to Sanctions; and none of the Company, the Investment Adviser and the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any Sanctions, or in any other manner that will result in a violation of Sanctions.

(mm) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and trustees, including the Company’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are No claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has No reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

(nn) Except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representative (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Representative.

(oo) There are No business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Investment Adviser and the Administrator make No representation or warranty with respect to such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Company by the relevant Underwriter in connection with this offering.

(pp) The Company and its affiliates have not taken and will not take until the completion of the distribution, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(qq) The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(rr) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the persons who were officers or trustees of the Company as of the date of the Preliminary Prospectus has given oral or written notice to the Company of his or her resignation (or otherwise indicated to the Company an intention to resign within the next 24 months), nor has any such officer or trustee been terminated by the Company or otherwise removed from his or her office or from the Board of Trustees, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or the Board of Trustees.

(ss) There are No stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder.

(tt) To the Company’s knowledge after due inquiry, No trustee or officer of the Company or director or officer of the Investment Adviser is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be and act in his or her respective capacity of the Company or Investment Adviser or result in a Company Material Adverse Effect.

(uu) The Company intends to operate in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds” and in such a manner as to comply with the requirements of Subchapter M of the Code.

(vv) The Company will direct the proceeds of the offering of the Shares in such a manner as to comply with the asset coverage requirements of the Investment Company Act.

(ww) The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Trustees has determined are reasonably designed to prevent violation of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Company, and is in compliance in all material respects with such rule.

(xx) Each investment held by the Company as of the date hereof, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the Company’s knowledge, current, in all material respects, with all its obligations under the applicable terms of the investment, No event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such failure to be current in any such obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(yy) The Company has, with respect to any Common Shares (other than the Shares to be sold pursuant to this Agreement) or other shares of beneficial interest or any securities convertible into or exercisable or exchangeable for Common Shares or other shares of beneficial interest owned or held (of record or beneficially) by the Investment Adviser, the Administrator or any persons who have entered into or are required to enter into an agreement in the form of Exhibit B hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the period ending 180 days (or 2 years in the case of the Investment Adviser) after the date of the Prospectus; and, during the period ending 180 days (or 2 years in the case of the Investment Adviser) after the date of the Prospectus, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representative.

Any certificate signed by or on behalf of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Company as to the matters covered therein to each Underwriter.

2.  Representations and Warranties of the Investment Adviser and the Administrator. The Investment Adviser and the Administrator represent and warrant to and agree with each of the Underwriters as of the date hereof as follows:

(a) Each of the Investment Adviser and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with the power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and enter into this Agreement and the other Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Investment Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). Each of the Investment Adviser and Administrator has No subsidiaries.

(b) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and No order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c) Each of this Agreement and the Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, has been duly authorized, executed and delivered by the Investment Adviser and/or the Administrator, as applicable. Each of this Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party complies with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement to which the Investment Adviser or the Administrator is a party represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by U.S. bankruptcy, insolvency and similar laws affecting creditors’ rights generally, whether statutory or decisional, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), except as enforcement of rights to indemnity thereunder may be limited by federal or state securities laws, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d) The execution and delivery by the Investment Adviser and/or the Administrator, as applicable, of, and the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement does not conflict with or will not conflict with, result in, or constitute a violation, breach of, or default under, (x) the limited liability company operating agreement of the Investment Adviser and/or the Administrator, as applicable (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser and/or the Administrator, as applicable, that is material to the Investment Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that No representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(e) No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser and/or the Administrator, as applicable, prior to the Closing Date for the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under this Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of FINRA or the NYSE, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (A) an Adviser/Administrator Material Adverse Effect nor (B) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f) There are No legal or governmental proceedings pending or, to the knowledge of the Investment Adviser and the Administrator, threatened to which the Investment Adviser and/or the Administrator is a party or to which any of the properties of the Investment Adviser and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have (A) an Adviser/Administrator Material Adverse Effect, as applicable, or (B) a material adverse effect on the power or ability of the Investment Adviser and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(g) There are No contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.

(h) Each of the Investment Adviser and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(i) Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and by this Agreement and each Company Agreement to which it is a party.

(j) The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and No event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

(k) Each of the Investment Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and any fidelity or surety bonds insuring the Investment Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Investment Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are No claims by the Investment Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Investment Adviser or the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect

(l) All information furnished by the Investment Adviser or the Administrator for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser (the “Investment Adviser Information ” and the “Administrator Information,” respectively) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (and in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(m) There has not occurred any change that would constitute an Adviser/Administrator Material Adverse Effect, or any development reasonably likely to result in a prospective Adviser/Administrator Material Adverse Effect, and there have been No transactions entered into by the Investment Adviser other than those in the ordinary course of its business or which would have a material adverse effect on either (i) the ability of the Investment Adviser to provide services to the Company pursuant to the Advisory Agreement or (ii) the offering of the Shares, other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n) None of the Investment Adviser or the Administrator, or, to their respective knowledge, their respective affiliates, has taken or will take until the completion of the distribution, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(o) The operations of the Investment Adviser and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser or the Administrator, threatened.

(p) None of the Investment Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Investment Adviser, the Administrator and, to their respective knowledge, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q) None of the Investment Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is (i) currently subject to any Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Investment Adviser or the Administrator will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions, or in any manner that will result in a violation of Sanctions.

(r) The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(s) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to each Underwriter.

3.  Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[ ] per share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to [ ] Additional Shares at the Purchase Price. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares not later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each Option Closing Date, if any, that Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering . The Company, the Investment Adviser and the Administrator each understands that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Company, the Investment Adviser and the Administrator each further understands that the Shares are to be offered to the public initially at $[ ] per share (the “Public Offering Price”), and to certain dealers selected by the Representative at a price that represents a concession not in excess of $[ ] per share under the Public Offering Price. The Underwriters may from time to time increase or decrease the Public Offering Price after the initial public offering to such extent as they may determine.

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on [ ], or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are herein referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [       ], as shall be designated in writing by the Representative, at a purchase price equal to the Public Offering Price less the per share amount of any dividend or other distribution declared by the Company on the Common Shares, the record date of which occurs during the period from the Closing Date to, but not including, the Option Closing Date (as defined below). The time and date of any such payment for Additional Shares are herein referred to as the “Option Closing Date.”

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representative through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The respective obligations of the Company, the Investment Adviser and the Administrator, and the several obligations of the Underwriters, hereunder are subject to the condition that the Registration Statement has become effective and at the Closing Date No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and No proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

The several obligations of the Underwriters are subject to the following further conditions:

(a) The Registration Statement must have become effective by 5:30 P.M. (New York City time) on the date of this Agreement or such later date and time as the Representative consents to in writing. The Prospectus must have been filed in accordance with Rule 497(b) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b) No order suspending the effectiveness of the Registration Statement may be in effect and No proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Representative.

(c) Since the dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the date of this Agreement, (i) there must not have been any change in the Shares or any adverse change in the liabilities of the Company except as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus; (ii) there must not have been any Company Material Adverse Effect or Adviser/Administrator Material Adverse Effect except as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus; (iii) the Company must not have sustained any loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iv) there must not have occurred any event that (A) makes untrue or incorrect in any respect any statement of fact or information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus or (B) that causes any statement or information omitted in the Registration Statement, the Time of Sale Prospectus or the Prospectus to become a statement of fact or information that should be reflected therein in order to make the statements or information therein (in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading; if, in the judgment of the Representative, any such development referred to in clause (i), (ii), (iii) or (iv) of this paragraph (c) is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market, sell and deliver the Shares to the public on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized officer of the Administrator, to the effect that the representations and warranties of the Administrator contained in this Agreement are true and correct as of the Closing Date and that the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(e) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company, to the effect that such officer has reviewed the financial information described in paragraph (j) of this Section 6, and based on such officer’s familiarity with the Company’s accounting, operations and records systems, such disclosures were made in good faith and are based on the most recently available records of the Company.

(f) Each of the Investment Adviser, the Administrator, and the Company shall have performed all of its respective obligations to be performed hereunder on or prior to the Closing Date.

(g) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Company, the Investment Adviser and the Administrator, dated the Closing Date, satisfactory to the Representative and counsel for the Underwriters in form and substance.

The opinion of Dechert LLP described in this Section 6(g) shall be rendered to the Underwriters at the request of the Company, the Investment Adviser and the Administrator, as applicable, and shall so state therein.

(h) The Underwriters shall have received on the Closing Date the favorable opinion of [       ], counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PwC, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company Financial Statements and certain other financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The Underwriters shall have received, on the date hereof, an “agreed-upon procedures letter” dated the date hereof, in form and substance satisfactory to the Underwriters, from PwC, containing statements and information of the type ordinarily included in such letters with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k) All filings, applications and proceedings taken by the Company, the Investment Adviser and the Administrator in connection with the registration of the Shares under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(l) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(m) The Shares shall have been approved for trading on the NYSE, subject to notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(n) The Underwriters shall have obtained a No Objections Letter from FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the Investment Adviser and the Administrator, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates to the effect set forth in Section 6(d) and (e), opinions of Dechert LLP and [       ] to the effect set forth in Sections 6(g) and 6(h), respectively, and comfort letters of PwC to the effect set forth in Section 6(i) , except that such certificates, opinions and comfort letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7. Covenants of the Company, the Investment Adviser and the Administrator . In further consideration of the agreements of the Underwriters herein contained, the Company, the Investment Adviser and the Administrator, covenant and agree with the Underwriters as follows:

(a) To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the occurrence of any event during the period mentioned in Section 7(f) below which in the judgment of the Company makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. The Company will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b) Prior to the termination of the offering of the Shares, to comply with the requirements of Rule 430A and to promptly notify the Representative, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object), (iii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any purposes.

(c) To furnish to the Representative in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(d) Prior to the termination of the offering of the Shares, before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant thereto.

(e) Prior to the termination of the offering of the Shares, to furnish to the Representative a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which the Representative reasonably objects.

(f) If (i) the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and (ii) (A) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or (B) any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or (C) in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will No longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Time of Sale Prospectus.

(h) The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(i) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

(j) To endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA in an amount not to exceed $[       ]; (v) all costs and expenses incident to listing the Shares on the NYSE; (vi) the cost of printing certificates representing the Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, the reasonable fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and the travel and lodging expenses of the representatives and officers of the Company and any such consultants; (ix) the document production charges and expenses associated with printing this Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(k). Except as provided in this Section 7, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it, the travel and lodging expenses of the Representative in connection with any road show presentations, and any advertising expenses connected with any offers it may make.

(l) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company’s trustees and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(m) The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(n) The Company, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(o) Before using, approving or referring to any Road Show Material, the Company will furnish to the Representative and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Representative reasonably objects.

(p) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(q) The Company will use its best efforts to effect the listing of the Shares on the NYSE as and when required by this Agreement and to maintain such listing.

(r) During the period ending two years after the date of the Prospectus, the Investment Adviser will not, without the prior written consent of the Representative, directly or indirectly (the “Adviser Lock Up Period”) and, during the period ending [       ] days after the date of the Prospectus, neither Company nor the Administrator will, without the prior written consent of the Representative, directly or indirectly (together with the Adviser Lock Up Period, the “Lock Up Periods”):

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Shares or other shares of beneficial interest or any securities convertible into or exercisable or exchangeable for Common Shares or other shares of beneficial interest,

(ii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Shares or other shares of beneficial interest or any securities convertible into or exercisable or exchangeable for any Common Shares or other shares of beneficial interest, whether any transaction described in clause (r)(i) or (r)(ii) above is to be settled by delivery of Common Shares, other shares of beneficial interest, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

(s) Notwithstanding anything herein to the contrary, each of the Company, the Investment Adviser and the Administrator may during its respective Lock Up Period, without the prior written consent of the Representative:

(i) after providing the Representative with at least three business days advance written notice, file or cause the filing of any registration statement under the Securities Act with respect to any Common Shares or other shares of beneficial interest or any securities convertible into or exercisable or exchangeable for any Common Shares or other shares of beneficial interest, provided, however, each of the Company, the Investment Adviser and the Administrator will not, during its respective Lock Up Period, enter into any transaction described in clause (r)(i) or (r)(ii) above,

(ii) issue Shares to the Underwriters pursuant to this Agreement, and

(iii) issue Common Shares pursuant to any dividend reinvestment plan described in the Registration Statement, the Time of Sale Prospectus and the Dividend Reinvestment Plan.

(t) If the Representative, in its sole and absolute discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement to permit the transfer of Common Shares or other securities by an officer or trustee of the Company or an officer or director of the Investment Adviser or the Administrator and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release, in a form agreed upon by the Underwriters, through a major news service at least two business days before the effective date of the release or waiver. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in the Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

8.  Indemnity and Contribution. (a) The Company agrees to indemnify and the Investment Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of any Underwriter and each director, officer, member, shareholder or affiliate of any Underwriter within the meaning of Rule 405 under the Rules and Regulations (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Omitting Prospectus, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Representative on behalf of any Underwriter expressly for use therein.

(a) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company, the Investment Adviser and the Administrator to such Underwriter, but only with reference to written information relating to the Underwriters furnished to the Company by the Representative on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed with the Commission, or any amendment thereof, any preliminary prospectus, any Omitting Prospectus, any Road Show Material or the Time of Sale Prospectus.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “ indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand from or in connection with the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(d) The Company, the Investment Adviser, the Administrator and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, No Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(f) No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and:

(a) before the later of the Effective Date and the time when any of the Shares are first generally offered pursuant to this Agreement by the Representative to dealers by electronic delivery, letter or telegram;

(b) as of or before the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American LLC, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred (A) any material adverse change in the financial or securities markets in the United States or the international financial markets, (B) any material adverse change in the financial or economic conditions in the United States, (C) any outbreak of hostilities or escalation thereof or other calamity, terrorist activity, crises or any change or development involving a prospective change in national or international, financial or economic conditions or (D) declaration by the United States of a national emergency or war or other calamity that, in the Representative’s sole judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus; or

(c) as of or before the Closing Date, if any of the conditions specified in Section 6 with respect to such Closing Date have not been fulfilled when and as required by this Agreement, and the Representative shall have given the Company, the Investment Adviser and the Administrator notice thereof and a reasonable opportunity to fulfill such condition.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (the “Defaulted Shares ”), and the aggregate number of Defaulted Shares does not exceed one-tenth of the number of Shares to be purchased on such date, the other Underwriters shall be obligated severally to purchase the full amount thereof in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date, provided that in No event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If the Defaulted Shares exceeds one-tenth of the number of Shares to be purchased on the Closing Date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in No event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If the Defaulted Shares are more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company, the Investment Adviser or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, the Investment Adviser or the Administrator shall be unable to perform its obligations under this Agreement, the Company and the Investment Adviser and the Administrator, jointly and severally, will reimburse the Underwriters, severally, for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement.

(a) This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Investment Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.

(b) The Company, the Investment Adviser and the Administrator acknowledge that in connection with the offering of the Shares: (i) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Shares and No fiduciary, advisory or agency relationship between the Company, the Investment Adviser and the Administrator, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company, the Investment Adviser or the Administrator on other matters, (ii) the public offering price of the Shares and the price to be paid by the Underwriters for the Shares set forth in this Agreement were established by the Company, the Investment Adviser and the Administrator following discussions and arm’s-length negotiations with the Representative, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) the Underwriters owe the Company, the Investment Adviser and the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (v) the Underwriters may have interests that differ from those of the Company, the Investment Adviser and the Administrator, and (vi) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contact, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Investment Adviser or the Administrator or any shareholders, employees or creditors of the Company, the Investment Adviser or the Administrator.

12. No Fiduciary Relationship. The Company, the Investment Adviser and the Administrator hereby acknowledge and agree that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities contemplated hereby. The Company, the Investment Adviser and the Administrator further acknowledge and agree that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis, and in No event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, the Investment Adviser or the Administrator, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company, the Investment Adviser and the Administrator hereby confirm their understanding and agreement to that effect. The Company, the Investment Adviser, the Administrator and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company, the Investment Adviser or the Administrator regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company, the Investment Adviser or the Administrator. The Company, the Investment Adviser, the Administrator and the Underwriters agree that each Underwriter is acting solely as principal and is not the agent or fiduciary of the Company, the Investment Adviser or the Administrator and No Underwriter has assumed, and No Underwriter will assume, any advisory or fiduciary responsibility in favor of the Company, the Investment Adviser or the Administrator with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company, the Investment Adviser or the Administrator on other matters). The Company, the Investment Adviser and the Administrator acknowledge and agree that the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and each of the Company, the Investment Adviser and the Administrator have consulted its own respective legal, accounting, regulatory, and tax advisors to the extent it deemed appropriate. The Company, the Investment Adviser and the Administrator hereby waive and release, to the fullest extent permitted by law, any claims that the Company, the Investment Adviser or the Administrator may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company, the Investment Adviser or the Administrator in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Notices .. All communications hereunder shall be in writing and effective only upon receipt and (A) if to the Underwriters, shall be sufficient in all respects if delivered, mailed or sent to the Representative in care of [       ]; and (B) if to the Company, the Investment Adviser or the Administrator, shall be sufficient in all respects if delivered, mailed or sent to the Company, the Investment Adviser or the Administrator, as applicable, at the offices of the Company at 53 Forest Avenue, Suite 301, Old Greenwich, CT 06870, Attention: Secretary, with a copy to Dechert LLP, 1095 6th Avenue, New York, NY 10036, Attention: [●].

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim ”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) and the Administrator (on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, the Investment Adviser and the Administrator agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Investment Adviser and the Administrator, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Company, the Investment Adviser or the Administrator, as the case may be, is or may be subject, by suit upon such judgment.

16. Counterparts .. This Agreement may be signed in one or more counterparts, which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Investment Adviser and the Administrator and any successor or assign of any substantial portion of the Company’s, the Investment Adviser’s, the Administrator’s or any of the Underwriters’ respective businesses and/or assets, as the case may be.

[Signature page follows.]

If the foregoing correctly sets forth the understanding among the Company, the Investment Adviser, the Administrator and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Investment Adviser, the Administrator and the Underwriters, severally.

Very truly yours,

ELLINGTON CREDIT COMPANY

By:
Name:
Title:

ELLINGTON CREDIT COMPANY MANAGEMENT LLC

By:
Name:
Title:

ELLINGTON CREDIT COMPANY ADMINISTRATION LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date

first above written, acting on behalf of

itself and the other several Underwriters

named in Schedule I hereto

[ ]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
Total	[ ]

Sch. I-1

SCHEDULE II
PRICING INFORMATION

Sch. II-1

SCHEDULE III
OMITTING PROSPECTUSES

Sch. III-1

SCHEDULE IV
LOCK-UP AGREEMENTS

Sch. IV-1

EXHIBIT A
OPINION OF COUNSEL TO THE COMPANY

Exh. A-1

EXHIBIT B
FORM OF LOCK-UP AGREEMENT

Exh. B-1